Exhibit 10.5

FORM OF

REAL ESTATE MATTERS AGREEMENT

between

SARA LEE CORPORATION

and

HANESBRANDS INC.

ii

Section 4.13	Construction	16
Section 4.14	Counterparts	17
Section 4.15	Limitation On Damages	17
Section 4.16	Delivery By Facsimile Or Other Electronic Means	17
Section 4.17	Time of Essence	17

ARTICLE V DEFINITIONS		17

SCHEDULES

Schedule 1.1	Owned Properties
Schedule 1.2	Leased Properties

EXHIBITS

Exhibit A	Form Conveyance for Owned Properties
Exhibit B	Form Assignment for Leased Properties

iii

Exhibit 10.5

REAL ESTATE MATTERS AGREEMENT

This Real Estate Matters Agreement (this “Agreement”) is dated as of                     , 2006 between Sara Lee Corporation, a Maryland corporation (“Sara Lee”), and Hanesbrands Inc., a Maryland corporation (“HBI”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in Article V hereof.

RECITALS

WHEREAS, the board of directors of Sara Lee has determined that it is appropriate and desirable to separate Sara Lee’s Branded Apparel Business from its other businesses;

WHEREAS, in order to effectuate the foregoing, Sara Lee and HBI have entered into a Master Separation Agreement dated as of [                    ], 2006 (as amended, modified and/or restated from time to time, the “Separation Agreement”), which provides, among other things, subject to the terms and conditions set forth therein, for the Separation and the Distribution, and for the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

WHEREAS the Parties desire to set forth certain agreements regarding the real estate associated with the Branded Apparel Business as described herein;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and subject to and on the terms and conditions herein set forth, the Parties hereby agree as follows:

ARTICLE I

PROPERTIES

Section 1.1 Owned Property. Sara Lee shall convey or otherwise transfer to HBI or its designated Subsidiary, or cause its designated Subsidiary to convey or otherwise transfer to HBI or its designated Subsidiary, and HBI shall accept, or cause its applicable Subsidiary to accept, all of Sara Lee’s or its Subsidiary’s rights, title and interests in and to the Owned Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. The parties shall use reasonable best efforts to effect such conveyance or transfer upon the Separation Date or as soon thereafter as practicable. The foregoing provisions in this Section 1.1 contemplate that Owned Properties in the name of a Subsidiary of Sara Lee (or its predecessor), the stock of which is to be contributed to HBI or its designated Subsidiary, shall not be conveyed under this Section 1.1.

Section 1.2 Leased Property. Sara Lee shall assign or otherwise transfer to HBI or its designated Subsidiary, or cause its applicable Subsidiary to assign or otherwise transfer to HBI or its designated Subsidiary, and HBI shall accept and assume, or cause its designated Subsidiary to accept and assume, all of Sara Lee’s or its Subsidiary’s rights, title, interests in and to, and obligations under, the Leases (including thereunder, any right, title and interest in and to any security deposits and related interest posted in accordance with such Leases), subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such assignment or transfer shall be completed on the later of: (i) the Separation Date and (ii) the fifth business day after the relevant Lease Consent has been granted (or such earlier date as is mutually agreed upon by Sara Lee and HBI). The foregoing provisions of this Section 1.2 contemplate that Sara Lee or a Subsidiary of Sara Lee (the stock of which is not being contributed to HBI) is the lessee or that a “change in control” or similar provision appears in a Lease in which a Subsidiary of Sara Lee (or its predecessor), the stock of which is to be contributed to HBI, is the lessee. Leases that do not contain such a provision which are in the name of a Subsidiary of Sara Lee (or its predecessor), the stock of which is to be contributed to HBI, shall not be assigned or transferred under this Section 1.2.

Section 1.3 Lease Consents.

(a) HBI confirms that it or Sara Lee Branded Apparel has, before the Separation Date, applied for the Lease Consents on Sara Lee’s behalf by written notice to the Landlord with respect to each Lease Requiring Consent and provided or plans to provide any notice required to be delivered under each Lease Requiring Notice. Such request shall request Landlord’s consent with respect to: (i) the requested assignment of the Lease to HBI or its applicable Subsidiary, and (ii) the possible re-entry, re-assignment and surrender of such Leased Property to Sara Lee pursuant to Sections 2.1 and 2.2 of this Agreement (in each case to the extent applicable).

(b) HBI shall use its reasonable best efforts to obtain the Lease Consents required by each Lease Requiring Consent. Sara Lee shall cooperate as reasonably requested by HBI and at HBI’s sole expense to obtain the Lease Consents; provided, however, that Sara Lee shall not be required to commence or pursue any Action (whether to obtain a declaration that a Lease Consent has been improperly withheld or delayed or for any other purpose), nor shall Sara Lee be required to pay any consideration or otherwise offer or grant any accommodation (financial or otherwise), to obtain any Lease Consent. Neither Sara Lee nor any of its Subsidiaries shall have any liability to HBI or any of its Subsidiaries arising out of, or relating to, the failure to obtain any Lease Consents or any default, loss of any rights or acceleration of any obligations under, or any termination of, any Lease Requiring Consent as a result of any failure to obtain any Lease Consents. If and to the extent that a Lease Requiring Consent provides the applicable Landlord the opportunity to recapture all or a portion of a leased premises due to request for a Lease Consent and such Lease Requiring Consent permits a request to be withdrawn (or words of similar import) upon such Landlord’s election so to recapture, then Sara Lee shall use reasonable best efforts to exercise such right to withdraw a request for Lease Consent at the request of HBI.

(c) HBI shall use its reasonable best efforts to satisfy promptly, or cause its applicable Subsidiaries to use its reasonable best efforts to satisfy promptly, all of the requirements set forth in each Lease Requiring Consent and any other lawful and reasonable requirements of the Landlord in obtaining the Lease Consents, including, without limitation:

(i) if required by any Landlord with respect to any Lease Requiring Consent, entering into an agreement with such Landlord to assume, observe and perform the tenant’s obligations under such Lease Requiring Consent during the remainder of the term of such Lease Requiring Consent; and

(ii) if reasonably required by any such Landlord, providing, or causing another Person (other than Sara Lee or any other member of the Sara Lee Group) to provide, a guarantee, surety, letter of credit, security deposit or other security for the obligations of HBI or its applicable Subsidiary as tenant under any Lease Requiring Consent.

Section 1.4 Releases.

(a) HBI shall use its reasonable best efforts to obtain a Release from each Landlord with respect to each Lease and to satisfy promptly, or cause its designated Subsidiaries to use their reasonable best efforts to satisfy promptly, all of the lawful and reasonable requirements of each Landlord in obtaining each Release, including, without limitation:

(i) if required by the Landlord with respect to any Lease, entering into an agreement with such Landlord to assume, observe and perform the tenant’s obligations under such Lease during the remainder of the term of such Lease; and

(ii) if reasonably required by any the Landlord with respect to any Lease, providing, or causing another Person (other than Sara Lee or any other member of the Sara Lee Group) to provide, a guarantee, surety, letter of credit, security deposit or other security for the obligations of HBI or its applicable Subsidiary as tenant under such Lease.

(b) Sara Lee shall cooperate, reasonably and at HBI’s sole expense, with HBI’s efforts to obtain each Release; provided, however, that Sara Lee shall not be required to commence or pursue any Action, nor shall Sara Lee be required to pay any consideration or incur any cost or otherwise offer or grant any accommodation (financial or otherwise), to obtain any Release.

(c) To the extent that HBI does not obtain a Release from each Landlord with respect to any Lease, HBI shall indemnify, defend, protect and hold harmless the Sara Lee Indemnitees from and against, and shall reimburse each Sara Lee Indemnitee for, all Losses incurred by any Sara Lee Indemnitee and occurring or accruing after the Separation Date as a result of (i) all Obligations or the failure by HBI or any of its Subsidiaries to pay, perform, observe and discharge all Obligations or (ii) HBI’s or its applicable Subsidiary’s use or occupancy of the respective Leased Properties under each such Lease, including without limitation HBI’s or such Subsidiary’s use or occupancy of any Leased Property under Section 1.5 of this Agreement.

Section 1.5 Temporary Occupancy.

In the event that the Actual Closing for any Leased Property does not occur on or before the Separation Date, Sara Lee and HBI shall use their respective reasonable best efforts to allow HBI to occupy such Leased Property upon the terms and conditions contained in the relevant Lease and until the Actual Closing for such Leased Property; provided, however, that if an enforcement action or forfeiture by the relevant Landlord due to HBI’s or its applicable Subsidiary’s occupation of such Leased Property constituting a breach of a Relevant Lease cannot, in the reasonable opinion of Sara Lee, be avoided other than by requiring HBI or its applicable Subsidiary to promptly vacate the relevant Leased Property, Sara Lee may by notice to HBI promptly require HBI or its applicable Subsidiary to vacate the relevant Leased Property on not less than ten (10) days prior written notice. HBI will be responsible for all Losses incurred by Sara Lee or any of its Subsidiaries as a consequence of such occupation. Neither HBI nor its applicable Subsidiary shall be entitled to make any claim or demand against, or obtain reimbursement from, Sara Lee or any of its Subsidiaries with respect to any Losses incurred by HBI or its applicable Subsidiary as a consequence of being obliged to vacate the Leased Property or in obtaining alternative premises, including, without limitation, any Action or forfeiture which a Landlord may take against HBI or its applicable Subsidiary.

Section 1.6 Performance of Leases.

(a) Whether or not (i) the Actual Closing with respect to any Leased Property has occurred or (ii) HBI or its applicable Subsidiary occupies any Leased Property under Section 1.5 above as of the Separation Date, HBI shall, effective as of the Separation Date, pay, perform, observe and discharge promptly when due, or cause its applicable Subsidiary to pay, perform, observe and discharge promptly when due, all Obligations under the Lease of such Leased Property; provided, however, that if, prior to an Actual Closing, a Landlord refuses to accept direct payment, performance, observation or other discharge of Obligations by HBI, then Sara Lee at HBI’s request shall make such payment, performance, observation or otherwise discharge such Obligations until such Actual Closing, subject to Sara Lee’s receipt of payment from HBI of all rent and other amounts payable under the applicable Lease prior to payment by Sara Lee to the Landlord.

(b) Upon (i) the Actual Closing with respect to any Guaranteed Property or (ii) the commencement of HBI’s or its applicable Subsidiary’s occupancy of any Leased Property under Section 1.5 of this Agreement or sublease of any Leased Property under Section 1.7 of this Agreement, HBI and each of its applicable Subsidiaries shall obtain and maintain all insurance, in such amounts and with such coverage, terms and conditions, as the tenant is required to maintain under each such Lease; provided, however, if, prior to an Actual Closing, a Landlord refuses to accept HBI’s performance of the insurance requirements of any Lease or HBI’s insurer does not recognize an insurable interest on behalf of HBI, then Sara Lee at HBI’s request shall use reasonable best efforts to obtain and maintain insurance policies until such Actual Closing, in such amounts and with such coverage, terms and conditions, as the tenant is required to maintain under such Lease, subject to (i) Sara Lee’s receipt of payment from HBI of all premiums and other amounts owing with respect to such policies prior to payment by Sara Lee to the carriers and (ii) indemnification from HBI against any Losses which any Sara Lee Indemnitee may suffer under or in connection with such arrangements. HBI and each of its applicable Subsidiaries shall maintain such insurance for so long as Sara Lee retains any Obligations with regard to the Properties or Leases subject to such insurance. Each of Sara Lee and HBI (each, an “Obtaining Party”) shall, when obtaining insurance pursuant to this Agreement, use reasonable best efforts to provide that coverage under such insurance shall not expire or be terminated or materially modified without such insurer endeavoring to provide written notice to the other party at least 30 days in advance of such expiration, termination or modification. All policies of commercial general liability insurance obtained by an Obtaining Party (or any Subsidiary of such Obtaining Party) shall designate the other party and, as applicable, the other members of the Sara Lee Group or the appropriate Subsidiary of HBI, as additional insureds. On or before each such Actual Closing or the commence of any such occupancy or sublease, and thereafter at least 30 days before the expiration of any such insurance or within ten days after receiving a written request from the other party, the Obtaining Party shall deliver certificates from the issuers of all such insurance evidencing full compliance with this Section 1.6(b), together with evidence of the payment of any premiums due on account of such insurance.

(c) Sara Lee shall use reasonable best efforts to promptly deliver to HBI copies of all invoices, demands, notices and other communications received by Sara Lee or its applicable Subsidiary or agents in connection with any of the Leased Properties or the Leases and shall, at HBI’s cost and upon HBI’s reasonable request, use reasonable best efforts to give notices and otherwise communicate on behalf of HBI or its applicable Subsidiary with respect to matters relating to any Lease or Leased Property. HBI shall use reasonable best efforts to promptly deliver to Sara Lee copies of all demands, notices and other communications received by HBI or its applicable Subsidiary or agents that allege any breach or default of any Lease, which breach or default could reasonably be expected to result in Sara Lee or any of its Subsidiaries incurring any Liabilities under such Lease or relating to the applicable Leased Property.

Section 1.7 Alternative Sublease. If, at any time the relevant Lease Consent is expressly refused, and provided HBI has otherwise discharged its obligations under Section 1.3 with regards to obtaining such Lease Consent, Sara Lee may, in its reasonable discretion, by written notice to HBI, elect to sublease all of the relevant Leased Property utilized by HBI or its applicable Subsidiary to HBI or such Subsidiary for the remainder of the term of the Lease (or, if required by Landlord, for a period equal to substantially all of the remainder of the term of such Lease). If Sara Lee makes such an election, Sara Lee shall apply to the relevant Landlord for the Lease Consent with respect to such sublease, and, on the grant of such Lease Consent, Sara Lee shall sublease or cause its applicable Subsidiary to sublease to HBI or its applicable Subsidiary the relevant Leased Property for the remainder of the term of the Lease Requiring Consent, at a rent equal to the rent from time to time under the Lease Requiring Consent, but otherwise on substantially the same terms and conditions as the Lease Requiring Consent, except to the extent inconsistent with this Agreement and except that Sara Lee shall have no obligation to perform any obligations of such Landlord under such Lease. The sublease shall provide that (i) Sara Lee shall use reasonable best efforts to enforce such Lease for the benefit of HBI, at HBI’s sole cost and expense, (ii) Sara Lee shall not terminate or otherwise amend such Lease so as to materially adversely affect such subleased premises or HBI’s rights thereunder; and (iii) subject to Section 1.13 of this Agreement, Sara Lee shall exercise such Lease rights as may be reasonably requested by HBI from time to time, at HBI’s sole cost and expense and subject to indemnification from HBI against any Losses any Sara Lee Indemnitee may suffer in connection therewith.

Section 1.8 Form Of Transfer. Sara Lee or its applicable Subsidiary shall make the conveyance or transfer of the Owned Property in accordance Section 1.1 of this Agreement using one or more instruments substantially in the form attached to this Agreement as Exhibit A and shall make the assignment or transfer of the Leased Property in accordance Section 1.2 of this Agreement using one or more instruments substantially in the form attached to this Agreement as Exhibit B (or, if any Landlord so requires, in the form of assignment reasonably proposed by the relevant Landlord), in each case with such modifications as are necessary to conform to local requirements, customs and practices to the extent necessary to render such form effective and, if requested by HBI, recordable.

Section 1.9 Title to the Properties. Sara Lee makes no representations or warranties, express or implied, with respect to the quality or condition of, or any encumbrances on, the title to the Properties, and HBI or its applicable Subsidiary shall accept the rights, title and interests of Sara Lee or its applicable Subsidiary in and to each Owned Property and each Lease, subject to any defects in the quality or condition of such title and any easements, covenants, conditions, restrictions, reservations and other matters affecting, encumbering or relating to each Property.

Section 1.10 Condition of Properties. Sara Lee makes no representations or warranties, express or implied, with respect to the condition of the Properties, and HBI or its applicable Subsidiary shall accept each Property in such condition and state of repair as exists on the Separation Date, with respect to the Owned Properties, and on the Actual Closing Date, with respect to the Leased Properties, with all faults, limitations and defects (latent and apparent), without any representations or warranties, express or implied, as to its quality, merchantability or its fitness for any intended use or particular purpose. HBI, for itself and on behalf of its Subsidiaries, acknowledges that it has had the opportunity to inspect the Properties to its full satisfaction and is familiar with the Properties. The Parties obligations under this Agreement are not conditioned upon the Properties being in any particular condition, and, any damage from condemnation or any fire or other casualty or any other change in the condition of any Property notwithstanding, Sara Lee shall make, or cause its applicable Subsidiary to make, the conveyances, assignments and transfers under Sections 1.1 and 1.2 of this Agreement, and HBI shall accept, or cause its applicable Subsidiary to accept, all such conveyances, assignments and transfers; provided, however, in the event of any such damage from condemnation or fire or other casualty before the Separation Date, with respect to the Owned Properties, or the Actual Closing, with respect to the Leased Properties, Sara Lee or its applicable Subsidiary shall confer with HBI regarding, and use reasonable best efforts to pursue and assign to HBI or its applicable Subsidiary, all rights and interests of Sara Lee or its applicable Subsidiary in and to any proceeds of insurance arising from such fire or casualty or proceeds arising from any condemnation proceeding at the time of the conveyance, assignment or transfer for the relevant Property. To the extent that there is any damage from condemnation or any fire or other casualty to any Leased Property prior to the Actual Closing, Sara Lee shall consult with HBI prior to the exercise of any right set forth in the respective Lease with respect to such an event.

Section 1.11 Lease Termination. If any Lease expires or is terminated prior to the Separation Date, (a) Sara Lee or its applicable Subsidiary shall not be required to assign or transfer such Lease, (b) HBI or its applicable Subsidiary shall not be required to accept an assignment or transfer of such Lease or a sublease of the Leased Property relating to such Lease, and (c) neither Party shall have any further obligations with respect to such Lease or Leased Property under this Agreement.

Section 1.12 Tenant’s Fixtures And Fittings. The Separation Agreement and the other Ancillary Agreements shall govern the ownership, and the transfer of ownership, of any trade fixtures and personal property located at each Property.

Section 1.13 Lease Extensions.

(a) HBI shall not enter into, and shall not permit its applicable Subsidiaries to enter into, any agreement renewing any Guaranteed Lease or extending the term of any Guaranteed Lease unless Sara Lee is released from all Obligations, including any guaranty, surety and other security relating to such Guaranteed Lease. If HBI or its Subsidiary wishes to remain in any Guaranteed Property after the expiration of the current term of any Guaranteed Lease, HBI shall enter into, or cause its applicable Subsidiary to enter into, a new lease of such Guaranteed Property under which neither Sara Lee nor any of its Subsidiaries shall have any Liabilities. If any Guaranteed Lease provides (a) a right or option to renew such Guaranteed Lease or extend the term of such Guaranteed Lease that the tenant under such Guaranteed Lease may exercise with respect to such Guaranteed Lease or (b) that such Guaranteed Lease shall renew or the term of such Guaranteed Lease shall be extended automatically if the tenant under such Guaranteed Lease fails to take an action to prevent such automatic renewal or extension, then, HBI shall not exercise, and shall not permit its applicable Subsidiary to exercise, such right or option to renew such Guaranteed Lease or extend the term of such Guaranteed Lease, and HBI shall take such action, or shall cause its applicable Subsidiary to take such action, as is necessary to prevent the automatic renewal of such Guaranteed Lease or the automatic extension of the term of such Guaranteed Lease. Neither Sara Lee nor any of its Subsidiaries shall have any Liabilities under (i) any Lease that expires or is subject to renewal on or after the Separation Date, or (ii) any new lease executed in connection with the Branded Apparel Business on or after the Separation Date.

(b) Notwithstanding the proceeding provisions of this Section 1.13, if HBI desires to exercise a renewal or extension right in a Guaranteed Lease, then HBI may exercise such renewal or extension right upon posting a bond, Letter of Credit, or other security (in each case on terms and in amounts which are reasonably acceptable to Sara Lee) to fully indemnify Sara Lee’s Obligations during any such extension term. HBI shall post any such bond, Letter of Credit or other security not less than ten (10) business days prior to HBI’s exercise of such renewal or extension right.

Section 1.14 Costs And Expenses. HBI shall pay all out-of-pocket costs and expenses incurred in connection with obtaining the Lease Consents and the Releases by each Landlord, including, without limitation, any fee charge by any Landlord for any Lease Consent and any attorneys’ fees and any costs and expenses relating to re-negotiation or renewal of any Lease. HBI shall also pay all out-of-pocket costs and expenses payable in connection with the conveyance or transfer of the Owned Properties and the assignment or transfer of the Leases, including, without limitation, title insurance premiums, escrow fees, recording fees and any transfer taxes.

Section 1.15 Landlord Estoppel Certificates. Sara Lee will use its reasonable best efforts to provide estoppel certificates to landlords under the Guaranteed Leases, subject to the receipt of factual representations from HBI in form and substance reasonably satisfactory to Sara Lee (and subject to receipt of an acknowledgement from HBI that it will be solely responsible for, and will hold Sara Lee harmless against, any Liabilities which may arise from such estoppel certificate or the matters covered thereby).

Section 1.16 Title Insurance. At the request of HBI (and at HBI’s sole cost and expense), Sara Lee shall use its reasonable best efforts to obtain endorsements to existing title insurance policies held by the Sara Lee Group providing for the transfer of such policies to HBI or its designated Subsidiaries. HBI may, at its own cost and expense, elect to obtain title insurance policies and/or surveys with respect to any or all of the Owned Properties.

ARTICLE II

INDEMNIFICATION

Section 2.1 Notice Of Default Under The Guaranteed Leases; Indemnification And Reimbursement.

(a) HBI shall provide Sara Lee with a copy of any written notice of default, notice of alleged default or other notice that HBI or any of its Subsidiaries receives from a Landlord or a lender with respect to any Lease that may result in an event of default, which copy shall be given to Sara Lee as soon as practicable and in any event no later than five (5) business days after HBI’s or any of its Subsidiaries’ receipt of any such notice. Sara Lee shall provide HBI with a copy of any written notice of default, notice of alleged default or other notice that Sara Lee or any member of the Sara Lee Group receives from a Landlord with respect to any Lease, which copy shall be given to HBI as soon as practicable and in any event no later than five (5) business days after Sara Lee’s or any of the Sara Lee Group members’ receipt of any such notice.

(b) HBI shall deliver to Sara Lee, as soon as practicable and in any event no later than five (5) business days after HBI’s or any of its Subsidiaries’ receipt of any notice described in Section 2.1(a) hereof, a statement from HBI concerning HBI’s intentions with respect to said default or alleged default. Sara Lee shall reasonably cooperate with any attempt by HBI pursuant to this Section 2.1(b) to cure or contest a default or alleged default.

(i) If HBI indicates an intent to contest said default or alleged default, then HBI shall engage legal counsel reasonably acceptable to Sara Lee and shall diligently pursue such contest; provided, however, if Sara Lee reasonably believes that HBI is not likely to prevail in such contest and Sara Lee reasonably believes that Sara Lee or any member of the Sara Lee Group will suffer adverse consequences as a result of such default or alleged default if it is not cured promptly, then, in any such event, Sara Lee may (in its sole and absolute discretion and without any obligation to do so) give

HBI written notice of Sara Lee’s intention to cure the default of alleged default under such Guaranteed Lease, and the parties shall be thereafter be governed by Section 2.1(b)(iii).

(ii) If HBI indicates its intent to cure such default or alleged default, HBI shall cure said default or alleged default within the time period set forth in the applicable Guaranteed Lease, or if said default or alleged default is of a character which does not permit the curing of said default or alleged default within the time period set forth in the applicable Guaranteed Lease, HBI shall eliminate, cure, obtain a waiver or otherwise constructively address such default or alleged default and proceed diligently with respect to said default or alleged default until cured, waived or eliminated, but, in any event, in the manner required under the terms and conditions of the applicable Guaranteed Lease. So long as HBI is working diligently to cure such default or alleged default in accordance with the foregoing, Sara Lee shall refrain from taking actions to cure such default or alleged default and shall cooperate as reasonably requested by HBI with respect to curing such default or alleged default or settling such dispute with the applicable Landlord; provided, however, if HBI (1) provides written notice to Sara Lee of its intention not to cure said default or alleged default, (2) fails to send any notice of its intentions, or (3) fails to cure a default or alleged default in accordance with its previous notice to Sara Lee, or if Sara Lee reasonably believes that Sara Lee or any member of the Sara Lee Group will suffer adverse consequences as a result of such default or alleged default if it is not cured promptly, then, in any such event, Sara Lee may (in its sole and absolute discretion and without any obligation to do so) give HBI written notice of Sara Lee’s intention to cure the default or alleged default under such Guaranteed Lease and the parties shall be thereafter be governed by Section 2.1(b)(iii).

(iii) If HBI has not cured such default or alleged default within five (5) days after HBI’s receipt of Sara Lee’s written notice to HBI pursuant to the final sentences of Sections 2.1(b)(i) or 2.1(b)(ii) (or, if such default or alleged default cannot be cured within such five (5) day period, HBI has not commenced to cure and continued to diligently pursue such cure to completion within the grace or cure periods provided under, and otherwise in accordance with the terms of the applicable Guaranteed Lease), then, regardless of any stated intention of HBI, Sara Lee may (in its sole and absolute discretion and without any obligation to do so) cure such default or alleged default on behalf of HBI at HBI’s sole cost and expense, and HBI, for itself and on behalf of each of its Subsidiaries, hereby grants to Sara Lee a license to enter upon any Leased Property for the purpose of effecting such cure, subject to the provisions of such Guaranteed Lease.

(iv) If Sara Lee or any member of the Sara Lee Group incurs any Losses as a result of a default or alleged default under any Guaranteed Lease by HBI or any of its Subsidiaries, and if HBI does not pay to Sara Lee the full amount of such Losses promptly after receipt of notice of such Losses from Sara Lee, Sara Lee shall be entitled to exercise any and all remedies available to it under this Agreement or under any other agreement between the parties, at law or in equity.

(c) HBI, for itself and as agent for each of its Subsidiaries, hereby agrees to indemnify, defend (or, where applicable, pay the costs of defense for) and hold harmless the Sara

Lee Indemnitees from and against, and shall reimburse such Sara Lee Indemnitees for, all Losses incurred by the Sara Lee Indemnitees by reason of (i) the incurrence by any Sara Lee Indemnitees of reasonable out-of-pocket costs of enforcement (excluding any internal administrative costs of such Sara Lee Indemnitees) of any terms, covenants or agreements contained in this Agreement, (ii) any and all payments or performance required of any of the Sara Lee Indemnitees with respect to any Obligation, and (iii) any breach or default by HBI or any of its Subsidiaries under any Guaranteed Lease. If any Sara Lee Indemnitee incurs any such Losses, HBI shall reimburse Sara Lee for the full amount thereof, within ten (10) days after receiving a written demand for such Losses from Sara Lee; provided that each demand for reimbursement by Sara Lee shall be accompanied by copies of supporting invoices and copies of paid receipts, cancelled checks or other reasonable proof of payment or incurrence of liability by Sara Lee, to the extent available. In the event that, with the consent of Sara Lee, HBI assumes the defense of any Sara Lee Indemnitee with respect to any Action arising out of any matter from and against which HBI is obligated to indemnify, defend and hold harmless such Sara Lee Indemnitee under this Section 2.1(c), such defense shall include the employment of counsel reasonably satisfactory to HBI and Sara Lee and the payment by HBI of all of such counsel’s fees and expenses. Sara Lee shall not be liable for the payment of any settlement of any such Action effected by HBI without the written consent of Sara Lee. HBI shall not, without the prior written consent of Sara Lee (not to be unreasonably withheld or delayed), effect any settlement of any Action in respect of which any Sara Lee Indemnitee is a party and from and against which HBI is obligated to indemnify, defend and hold harmless such Sara Lee Indemnitee under this Section 2.1(c), unless such settlement is paid, in the first instance, by HBI and includes an unconditional release of all Sara Lee Indemnitees from all liability on all claims that are the subject matter of such Action. Sara Lee agrees to cooperate with HBI’s defense of any such Action, as reasonably requested by HBI.

Section 2.2 Termination Of Assignment Upon Breach Or Event Of Default. If a breach or default occurs under any of the Guaranteed Leases and such breach or default remains uncured after any applicable notice and cure period, then Sara Lee, at its election, shall have the following non-exclusive remedies:

(a) Sara Lee shall be entitled to all of the rights and remedies which Sara Lee may have under this Agreement or any other Contract or at law or in equity;

(b) Sara Lee shall have the right to terminate the assignment to HBI or its applicable Subsidiary of Sara Lee’s or its applicable Subsidiary’s right, title and interest in and to the Guaranteed Lease with respect to which there exists a default following any notice and cure period provided for in such Guaranteed Lease, which right Sara Lee shall exercise by written notice to HBI. Provided that the Landlord consented in the Landlord’s Consent to the re-assignment of the Guaranteed Lease to Sara Lee or such Lease is not a Lease Requiring Consent, upon receiving such notice from Sara Lee, such assignment shall be of no further force and effect; and HBI shall assign or otherwise transfer, or cause its applicable Subsidiary to assign or otherwise transfer, to Sara Lee all of HBI or such Subsidiary’s right, title and interest in and to such Guaranteed Lease and any related improvements and fixtures (but excluding any furnishings, trade fixtures and business equipment) used in connection with the Leased Property demised under such Guaranteed Lease (collectively, the “Related Property”). If a Landlord did not consent in the Landlord’s Consent to the re-assignment of the Guaranteed Lease to Sara Lee and such Guaranteed Lease is a Lease Requiring Consent, then Sara Lee may seek Landlord’s consent to re-assignment of the Lease to Sara Lee at HBI’s sole cost and expense, and, upon the receipt of such consent, HBI (or its Subsidiary) shall perform such assignment and transfer called for in the preceding sentence.

(c) If Sara Lee exercises its right to terminate the assignment to HBI of any Guaranteed Lease, Sara Lee shall have the immediate right to possession and use of the Leased Property with respect to which such breach or event of default exists and any Related Property associated with such Leased Property, and, upon receiving the notice of termination of such Guaranteed Lease from Sara Lee, HBI shall quit and vacate, or shall cause its applicable Subsidiary and all other tenants and occupants of such Leased Property, to quit and vacate such Leased Property in accordance with the requirements of such Guaranteed Lease, broom clean, with all rubbish, debris and personal property belonging to HBI or such Subsidiary, tenant or occupant (other than the Related Property) having been removed. If HBI or any such Subsidiary, tenant or occupant shall fail to quit and vacate such Leased Property after receipt of such notice of termination in accordance with the requirements of the Guaranteed Lease, Sara Lee shall have all rights and remedies available at law and in equity to evict HBI, or such Subsidiary, tenant or occupant from such Leased Premises.

(d) HBI, for itself and as agent for each of its Subsidiaries, hereby irrevocably constitutes and appoints Sara Lee its true and lawful attorney-in-fact for the purpose of carrying out the terms and provisions of this Agreement after a breach or default under this Agreement or under any Lease (which continues after the giving of any notice and the expiration of any cure period provided under such Lease), in HBI’s or such Subsidiary’s name and stead, (i) to secure and maintain the use and possession of any Leased Properties with respect to which any breach or event of default exists under any Guaranteed Lease and any Related Property; (ii) to take any and all actions which Sara Lee reasonably deems necessary to protect, maintain and secure its interest in any such Leased Property and Related Property; and (iii) to put and substitute one or more agents, attorney or attorneys-in-fact for HBI or any such Subsidiary to do, execute, perform and finish for HBI or such Subsidiary those matters which shall be reasonably necessary or advisable, or which HBI’s agent, attorney-in-fact or its substitute shall deem reasonably necessary or advisable, with respect to such Leased Property or Related Property, including, without limitation, executing on behalf of HBI any instrument deemed necessary or advisable by Sara Lee to evidence the termination of the previous assignment, and the assignment of HBI’s or its Subsidiary’s rights, title and interests in and to such Guaranteed Lease under this Section 2.2, as thoroughly, amply and fully as HBI could do personally. All such powers of attorney shall be deemed coupled with an interest and shall be irrevocable.

Section 2.3 No Obligation To Pay Rent. Nothing in this Agreement, the instruments assigning the Guaranteed Leases to HBI or its applicable Subsidiary, or any other agreement between HBI and Sara Lee creates any obligation on the part of Sara Lee to pay any amounts due or owing under any of the Guaranteed Leases.

ARTICLE III

COVENANTS

Section 3.1 Merger.

(a) As long as the Guaranteed Rent exceeds $[            ], HBI shall not consolidate with or merge into any Person or permit any Person to consolidate with or merge into HBI (or enter into any transaction involving or related to an acquisition of a controlling interest in HBI or a sale of all or substantially all of HBI’s assets on a consolidated basis) (in each case, a “Transaction”) unless:

(i) the surviving Person of such Transaction (the “Surviving Person”) (A) is rated at least [            ] by Standard & Poor’s or at least [            ] by Moody’s Investors Services, and (B) the Surviving Person assumes in writing all of HBI’s obligations under this Agreement and the Letter of Credit; or

(ii) HBI obtains Sara Lee’s prior written consent, not to be unreasonably withheld, and (A) the Surviving Person’s ratio of [EBITDAR to Fixed Charges immediately after such Transaction is greater than             ] (calculated on a pro forma combined basis taking into account the Transaction in question), (B) the Surviving Person assumes in writing all of HBI’s obligations under this Agreement, and (C) the Surviving Person delivers to Sara Lee a Letter of Credit in the Required Amount to support the Surviving Person’s obligations under this Agreement (on such terms and conditions as are reasonably acceptable to Sara Lee); or

(iii) HBI obtains the prior written consent of Sara Lee (which may be granted or withheld in Sara Lee’s sole discretion).

(b) If the Surviving Person provides the Letter of Credit under Section 3.1(a)(ii), the Surviving Person shall be obligated to maintain the Letter of Credit in the Required Amount during the term commencing on the Separation Date and terminating on the earlier of (i) the unconditional release, expiration or termination of all of Sara Lee’s Obligations with respect to all Guaranteed Leases or [(ii) the date on which the Guaranteed Rent falls below $[            ]] (such term, the “Letter of Credit Term”).

Section 3.2 Security Interests. As long as Sara Lee’s duties under any Obligation remain outstanding with regards to any Leased Properties or Leases, HBI shall not pledge, hypothecate, collaterally assign, mortgage or otherwise encumber, or permit any lien or encumbrance upon, or grant any security interest in, any of HBI’s rights, title or interests, as lessee or assignee, in or to any of such Leased Properties or Leases, except to the extent any such lien, encumbrance or security interest is subordinate to, and would not otherwise interfere with, the interests, rights or remedies of Sara Lee with respect to such Leased Property or Lease under the terms of this Agreement; provided, however, that this Section 3.2 shall not apply to (a) any lien or encumbrance on any Landlord’s interest in any Leased Property existing as of the Separation Date or expressly permitted under a Lease; (b) any liens against the Properties for real estate taxes or mechanics’, materialmens’ or other liens based upon claims for work, labor or materials relating to any Property, if (i) such taxes or claims are not due and payable or are being contested in good faith by appropriate proceedings and (ii) HBI maintains adequate reserves for payment of such taxes or claims in accordance with generally accepted accounting principles; and (c) any mortgage, deed of trust or security interest on any Property or Lease in favor of the provider or providers of any senior working capital facility and/or any senior term loan facility. It shall not be considered a default of this Agreement if, within ten (10) business days after HBI receives notice of a lien against a Property, HBI causes such lien to be released of record or provides Sara Lee with insurance against the same issued by a major title insurance company or such other protection against the same as Sara Lee shall accept in its sole and absolute discretion.

Section 3.3 Sharing Of Information. As long as any Obligations remain outstanding, HBI will provide to Sara Lee, no later than fifteen (15) days after the end of each fiscal quarter of HBI, a certificate of HBI’s Chief Operating Officer or Chief Financial Officer that (a) certifies the accuracy of an attached schedule listing each Guaranteed Lease and, with respect thereto, (i) the location of the Property covered by, and the parties to, such Guaranteed Lease, (ii) the expiration date of each Guaranteed Lease, and (iii) the current monthly rental payment by HBI or its applicable Subsidiary and the date of any contractual escalation in the monthly rental payment under each Guaranteed Lease, and (b) certifies that HBI is not in breach or default under any of the Guaranteed Leases and that no event exists which, with the passage of time, would become an event of breach or default (or, if applicable, identifies any exceptions).

Section 3.4 Limitation On Assignment. As long as any Obligations remain outstanding with regards to a Guaranteed Lease, HBI or its applicable Subsidiary may assign or otherwise transfer its rights, title and interests in and to under any such Guaranteed Lease, or sublease all or substantially all of any the Guaranteed Property, to a third party (any such proposed assignee, sublessee or transferee being a “Proposed Transferee,” and any such proposed assignment, sublease or transfer being a “Proposed Transfer”); provided, however, that (a) Sara Lee consents to such Proposed Transfer, which consent Sara Lee may grant or withhold in its reasonable discretion, (b) effective upon or before such Proposed Transfer, Sara Lee is fully and unconditionally released from any and all Obligations under such Guaranteed Lease, or (c) the Proposed Transferee is a direct or indirect wholly-owned Subsidiary of HBI, under common control with HBI, or in control of HBI at all times and HBI remains primarily liable for the Obligations as if HBI were still the tenant or assignee under the applicable Guaranteed Lease or Guaranteed Leases. Any transfer in violation of this Section 3.4 is void.

Section 3.5 Further Assurances. At any time and from time to time, upon the request of the other Party, HBI and Sara Lee shall each execute and deliver to the other Party such further instruments and documents, and do such further acts and things, as such other Party may reasonably request in order to effectuate fully the purposes of this Agreement. To the extent it is possible without causing a default under any Lease, Sara Lee shall take such other actions as may be reasonably requested by HBI in order to place HBI, insofar as reasonably possible, in the same position as if the Leases for any Leased Property for which the Actual Closing did not occur on or before the Separation Date had been transferred as contemplated hereby.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Entire Agreement; Incorporation Of Schedules And Exhibits. This Agreement (including all Schedules and Exhibits referred to herein) and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. All Schedules and Exhibits referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

Section 4.2 Amendments And Waivers. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by such Party. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

Section 4.3 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any party hereto would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision of this Agreement must satisfy the conditions set forth in Section 4.2 and shall be effective only to the extent in such writing specifically set forth.

Section 4.4 Parties In Interest. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties, and their respective successors and permitted assigns, any rights or remedies of any nature whatsoever under or by virtue of this Agreement.

Section 4.5 Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties, and any instrument purporting to make such an assignment without prior written consent shall be void; provided, however, either Party may assign this Agreement to a successor entity in conjunction with such Party’s reincorporation. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any contrary or inconsistent provision of this Agreement notwithstanding, this Agreement shall be binding upon HBI and any successor or assign of HBI that, through a merger or consolidation, succeeds to all or substantially all of HBI’s interest in the Guaranteed Leases or the Guaranteed Properties.

Section 4.6 Notices. All notices, demands and other communications given under this Agreement must be in writing and must be either personally delivered, telecopied (and confirmed by telecopy answer back), mailed by first class mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service (charges prepaid) to the recipient at the address or telecopy number indicated below or such other address or telecopy number or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice, demand or other communication under this Agreement shall be deemed to have been given when so personally delivered or so telecopied and confirmed (if telecopied before 5:00 p.m. Eastern Standard Time on a business day, and otherwise on the next business day), or if sent, one business day after deposit with an overnight courier, or, if mailed, five business days after deposit in the U.S. mail.

Sara Lee Corporation

Three First National Plaza

Chicago, Illinois 60602-4260

Attention: General Counsel

Facsimile Number: (312) 419-3187

Hanesbrands Inc.

1000 East Hanes Mill Road

Winston-Salem, North Carolina 27105.

Attention: General Counsel

Facsimile Number: (336) 714-3638

Section 4.7 Severability. The Parties agree that (a) the provisions of this Agreement shall be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (b) any such invalid, void or otherwise unenforceable provisions shall be replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (c) the remaining provisions shall remain valid and enforceable to the fullest extent permitted by applicable law.

Section 4.8 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

Section 4.9 Submission To Jurisdiction. EACH OF THE PARTIES IRREVOCABLY SUBMITS (FOR ITSELF AND IN RESPECT OF ITS PROPERTY) TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS, OR FORSYTH COUNTY, NORTH CAROLINA OR GUILDFORD COUNTY, NORTH CAROLINA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT; PROVIDED THAT THE PARTIES MAY BRING ACTIONS OR PROCEEDINGS AGAINST EACH OTHER IN OTHER JURISDICTIONS TO THE EXTENT NECESSARY TO ENFORCE THEIR RIGHTS

UNDER THIS AGREEMENT UNDER STATE LAW OR TO IMPLEAD THE OTHER PARTY IN ANY ACTION COMMENCED BY A THIRD PARTY THAT IS RELATED TO THIS AGREEMENT. EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT OR OTHER JURISDICTIONS UNLESS SUCH ACTIONS OR PROCEEDINGS ARE NECESSARY TO ENFORCE ITS RIGHTS UNDER THIS AGREEMENT UNDER STATE LAW OR TO IMPLEAD THE OTHER PARTY IN ANY ACTION COMMENCED BY A THIRD PARTY THAT IS RELATED TO THIS AGREEMENT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 4.6 ABOVE. NOTHING IN THIS SECTION 4.9, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

Section 4.10 Waiver Of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

Section 4.11 Amicable Resolution. The Parties desire that friendly collaboration will develop between them. Accordingly, they will try to resolve in an amicable manner all disputes and disagreements connected with their respective rights and obligations under this Agreement in accordance with Section 6.12 of the Separation Agreement.

Section 4.12 Arbitration. Except for suits seeking eviction, injunctive relief or specific performance or in the event of any impleader action arising from any proceeding commenced by a third party that it is related to this Agreement, in the event of any dispute, controversy or claim arising under or in connection with this Agreement (including any dispute, controversy or claim relating to the breach, termination or validity thereof), the Parties shall submit any such dispute, controversy or claim to binding arbitration in accordance with Section 6.13 of the Separation Agreement.

Section 4.13 Construction. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns and verbs shall include the plural and vice versa.

Reference to any agreement, document, or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The Parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the Parties hereto with respect hereto.

Section 4.14 Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one party), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 4.15 Limitation On Damages. Each Party irrevocably waives, and no Party shall be entitled to seek or receive, consequential, special, indirect or incidental damages (including without limitation damages for loss of profits) or punitive damages, regardless of how such damages were caused and regardless of the theory of liability; provided that the foregoing shall not limit each Party’s indemnification obligations set forth in the Indemnification and Insurance Matters Agreement.

Section 4.16 Delivery By Facsimile Or Other Electronic Means. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute original forms thereof and deliver them to all other Parties. No Party shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a contract and each such party forever waives any such defense.

Section 4.17 Time of Essence. Time is of the essence with respect to all terms and conditions of, rights and obligations under, this Agreement.

ARTICLE V

DEFINITIONS

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Separation Agreement. In addition, for purposes of this Agreement, the following terms shall have the following meanings:

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

“Actual Closing” means, with respect to each Leased Property, the consummation of the assignment or transfer of the rights, title and interest of Sara Lee or its applicable Subsidiary in and to the Lease of such Leased Property to HBI or one of its Subsidiaries to HBI.

“Ancillary Agreements” shall have the meaning set forth in the Separation Agreement.

“Branded Apparel Business” shall have the meaning set forth in the Separation Agreement.

“Contract” means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

“EBITDAR” means, as of any date, for the period of the most recent twelve (12) consecutive fiscal months immediately before such date, the sum of, without duplication, (i) net income for such period determined in accordance with generally accepted accounting principles, plus (ii) interest expense, including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments and all expenses associated with interest-rate hedging arrangements net of interest income, if any, for such period determined in accordance with generally accepted accounting principles, plus (iii) provision for income taxes for such period determined in accordance with generally accepted accounting principles, plus (iv) depreciation and amortization expense and any non-cash extraordinary gains and losses and non-cash restructuring charges for such period determined in accordance with generally accepted accounting principles, plus (v) payments of rent for such period determined in accordance with generally accepted accounting principles.

“Fixed Charges” mean, as of any date, for the period of the most recent twelve (12) consecutive fiscal months immediately before such date, the sum of, without duplication, (i) interest expense, including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments and all expenses associated with interest-rate hedging arrangements, net of interest income, if any, for such period determined in accordance with generally accepted accounting principles plus (ii) payments of rent for such period determined in accordance with generally accepted accounting principles.

“Guaranteed Leases” means any Leases under which Sara Lee or any member of the Sara Lee Group shall, from time to time, have Obligations after the Separation but only for so long as, and to the extent that, any such Leases continue in effect after Separation and only with respect to those Obligations that remain unperformed or unfulfilled after Separation and at the time such determinations may be made.

“Guaranteed Properties” means any Leased Properties leased, used or occupied under any Guaranteed Leases.

“Guaranteed Rent” means the minimum aggregate annual rent, additional rent and other charges, costs and expenses that HBI or any of its Subsidiaries is required to pay to the Landlords under the Guaranteed Leases from time to time, regardless of such Person’s volume of business.

“Indemnification and Insurance Matters Agreement” shall have the meaning set forth in the Separation Agreement.

“Landlord” means (1) the holder of the landlord’s rights, title and interests in and to any Lease from time to time, (2) with respect to the Lease Consents, any other Person from which any consent or waiver is required to assign any Lease or sublease any Leased Property to HBI or its applicable Subsidiary on the terms and conditions of this Agreement, and (3) with respect to the release of all Liabilities of Sara Lee or any of its Subsidiaries under any Lease, any other Person having the right to enforce any such Liabilities.

“Lease” means, with respect to each Leased Property, any lease, sublease or other agreement under which Sara Lee or its applicable Subsidiary (including, for the avoidance of doubt, through any division of Sara Lee or any such Subsidiary) holds a leasehold interest in such Leased Property or has the right to use or occupy such Leased Property, together with any amendments or extensions of such leases, subleases or agreements, any guaranty of such lease, sublease or agreement by any member of the Sara Lee Group, and any other agreements affecting such leases, subleases or agreements, such leasehold interest or the use and occupancy of such Leased Property.

“Lease Consents” means all consents under, or amendments or waivers of any provision of, any Leases required to (1) assign the Lease or sublease the applicable Leased Property to HBI or its applicable Subsidiary on the terms and conditions of this Agreement, (2) in order to prevent a breach or default thereunder, in connection with the consummation of the Separation or Distribution, and (3) authorize the possible re-entry, re-assignment and surrender of the such Leased Property to Sara Lee pursuant to Sections 2.1 and 2.2 of this Agreement; provided, however, a Lease Consent shall be deemed sufficient if it consents only to the aforementioned items (1) and (2).

“Lease Requiring Consent” means any Lease (1) which prohibits the assignment of such Lease, or the sublease of the applicable Leased Property, to HBI or its applicable Subsidiary or (2) under which the consent of any Landlord is required for assignment of such Lease, or the sublease of the applicable Leased Property, to HBI or such Subsidiary, on the terms and conditions of this Agreement or, in order to prevent a breach or default thereunder, in connection with the consummation of the Separation or Distribution.

“Lease Requiring Notice” means any Lease under which notice to any Landlord is required for assignment of such Lease, or the sublease of the applicable Leased Property, to HBI or such Subsidiary, on the terms and conditions of this Agreement or, in order to prevent a breach or default thereunder, in connection with the consummation of the Separation or Distribution.

“Leased Properties” means those real properties, including without limitation any land, buildings, fixtures and other improvements constituting real property, leased or otherwise used and occupied by Sara Lee or one of its Subsidiaries and identified in Schedule 1.2, together with (1) all easements, rights-of-way, restrictions, reservations and other rights and interests appurtenant to such real properties and (2) all of Sara Lee’s or such Subsidiary’s rights, interests and obligations under any subleases, licenses or other agreements regarding the use or occupancy of all or any portion of any such real property.

“Letter of Credit” shall mean an irrevocable standby letter of credit in the Required Amount issued by a Qualified Bank for the benefit of Sara Lee on terms and conditions satisfactory to Sara Lee.

“Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

“Loss” and “Losses” mean any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct and consequential damages, but excluding punitive damages (other than punitive damages awarded to any third party against an indemnified party).

“Obtaining Party” shall have the meaning set forth in Section 1.6(b) of this Agreement.

“Obligations” means all Liabilities of Sara Lee or its Subsidiaries as lessee, assignor, sublessor, guarantor or otherwise under or relating to any Lease, including, without limitation, any guarantee, surety, letter of credit, security deposit or other security which Sara Lee or its Subsidiaries have provided or will provide to a Landlord with respect to any Lease, to the extent such Liabilities have not expired, terminated or been fully and unconditionally released.

“Owned Properties” means those real properties, including without limitation all land and any buildings, fixtures and other improvements on such land, owned by Sara Lee or one of its Subsidiaries and identified in Schedule 1.1, together with (1) all easements, rights-of-way, restrictions, reservations and other rights and interests appurtenant to such real properties and (2) such owners’ rights, interests and obligations under any leases, subleases, licenses or other agreements regarding the use or occupancy of all or any portion of any such real property.

“Parties” means the parties to this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Properties” means the Owned Properties and Leased Properties.

“Qualified Bank” shall be a financial institution with a minimum rating of A by Standard & Poor’s or a minimum rating of A2 by Moody’s Investors Services.

“Release” means, with respect to each Lease, the unconditional release of all Liabilities of Sara Lee or its Subsidiaries under such Lease, including, without limitation, the termination and return of any guarantee, surety, letter of credit, security deposit or other security which Sara Lee or any of its Subsidiaries has provided to any Landlord with respect to such Lease.

“Required Amount” means [            ]% of the Guaranteed Rent.

“Sara Lee Group” shall have the meaning set forth in the Separation Agreement.

“Sara Lee Indemnitees” means Sara Lee, each member of the Sara Lee Group and each of their respective successors and assigns, and all Persons who are or have been stockholders, directors, partners, managers, managing members, officers, agents or employees of any member of the Sara Lee Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns.

“Separation” shall have the meaning set forth in the Separation Agreement.

“Separation Date” has the meaning set forth in the Separation Agreement.

“Subsidiary” of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person. For purposes of this Agreement, it is understood that HBI and each Subsidiary of HBI after the Separation shall be deemed not to be a Subsidiary of Sara Lee after the Separation.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.5

IN WITNESS WHEREOF, each of the Parties has caused this Real Estate Matters Agreement to be executed on its behalf by its officers hereunto duly authorized on the day and year first above written.

SARA LEE CORPORATION

By:

Name:

Title:

HANESBRANDS INC.

By:

Name:

Title:

EXHIBIT A

FORM CONVEYANCE FOR OWNED PROPERTIES4

Prepared by and after recording mail to:5

SPECIAL WARRANTY DEED6

Sara Lee Corporation, a Maryland corporation [or the applicable Subsidiary] with its principal office at with its principal office at                                               (“Grantor”), in consideration of $10.007 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby grants8 to Hanesbrands Inc., a Maryland corporation [or the applicable Subsidiary] with its principal office at                                                       (“Grantee”),9 with SPECIAL WARRANTY COVENANTS10, the real property described on Exhibit A attached to this Deed (the “Property”).

The Property, the grant of the Property pursuant to this Deed, and the warranties and covenants under this Special Warranty Deed are subject to (a) all easements, right-of-way, covenants, conditions, restrictions, restrictive covenants, reservations, mortgages, deeds of trust, security interests, liens, attachments, encumbrances and other matters of record or arising by statute

[4]	The form of Deed (including any formatting requirements) will be adapted as necessary to conform to local requirements, customs and practices to the extent necessary to render such form effective and, if requested by HBI, recordable.
[5]	Insert name and address of local attorney.
[6]	A separate Deed should be produced for each county in which any Owned Property is located (and covering all 7ned Property in that county).
[7]	Some states and counties may require a statement of the value attributed to the Owned Property covered by each Deed.
[8]	The granting language (e.g., “bargains and sells”, “quitclaims”, etc.) required for effective conveyances under state law.
[9]	Insert name, organizational jurisdiction and address of Buyer.
[10]	Each deed will contain the language, necessary and appropriate for the state in which the applicable Owned Property is located, to provide a warranty by Grantor to the effect that (a) during (but not before) the period of Grantor’s ownership of such Owned Property, Grantor did not create or suffer the creation of any encumbrance on such Owned Property and (b) Grantor will defend Grantee against any claim of title superior to Grantee by any other person claiming by, through or under Grantor (but not otherwise).

affecting, encumbering or relating to the Property, (b) any lease or other agreement granting a right to use or occupy the Property, (c) any liens of mechanics and materialmen securing charges for work performed on, or otherwise relating to, the Property, (d) any matters that would be disclosed by a complete and accurate survey of the Property, and (e) all real estate taxes, assessments and betterments assessed with respect to the Property, which, by accepting and recording this Deed, Grantee assumes and agrees to pay.

Grantor executes this Deed as of                     , 2006.11

SARA LEE CORPORATION, a Maryland corporation [or the applicable Subsidiary]

By:
Name:
Title:

STATE OF                         12

COUNTY OF

The attached Deed was acknowledged before me this          day of                     , 2005, by                                                          ,                                                                       of Sara Lee corporation, a Maryland corporation [or the applicable Subsidiary], on behalf of said corporation.

Notary Public

Print Name:

My commission expires:

[11]	The form of Deed should conform to any requirements and formalities for effective execution of deeds and recordable instruments under state law, including the number of signatories and witnesses (if any), execution by specific officers of corporations, attestation by a corporate secretary, and the appropriate form of acknowledgement for instruments executed in a different jurisdiction but recorded locally.
[12]	The form of acknowledgement should conform to the requirements applicable in the jurisdiction of the Owned Property.

EXHIBIT B

FORM ASSIGNMENT FOR LEASED PROPERTIES13

Prepared by and after recording mail to:14

ASSIGNMENT AND ASSUMPTION OF LEASES15

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment and Assumption”) made as of                     , 2006 (the “Effective Date”), between Sara Lee Corporation, a Maryland corporation [or the applicable Subsidiary] with its principal office at                                                               (“Assignor”), and Hanesbrands Inc., a Maryland corporation [or the applicable Subsidiary] with its principal office at                                                                   (“Assignee”).

WHEREAS Assignor is the holder of the rights, title, interests and obligations of the tenant or occupant of the real properties identified generally on Schedule A attached to this Assignment and Assumption (collectively, the “Leased Properties”) under the lease(s), sublease(s) or other agreement(s), together with any amendments or extensions of such lease(s), sublease(s) or agreements(s), any guaranty of any such lease, sublease or agreement, and any other agreements affecting such lease(s), sublease(s) or agreement(s) (collectively, the “Leases”); and

WHEREAS Assignor wishes to assign the Leases to Assignee, and Assignee wishes to accept such assignment and assume the Leases, on the terms of the Real Estate Matters Agreement entered into as of                     , 2006, between Assignor [or Sara Lee] and Assignee [or HBI] (the “Real Estate Matters Agreement”);

[13]	The form of Assignment and Assumption of Leases, including any formatting requirements, will be adapted as necessary to conform to local requirements, customs and practices to the extent necessary to render such form effective and, if requested by HBI, recordable
[14]	Insert name and address of a local attorney.
[15]	A separate Assignment and Assumption of Leases should be produced for each county in which any Leased Property is located (and covering all Leased Property in that county).

NOW THEREFORE, in consideration of $10.0016 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

1. As of the Effective Date, Assignor hereby assigns and transfers to Assignee, without and warranties, express or implied, all of Assignor’s rights, title and interests in and to, and obligations arising or accruing on or after the Effective Date under, the Leases, together with Assignor’s rights, title and interests in and to, and obligations arising or accruing on or after the Effective Date with respect to, (a) all easements, rights-of-way, restrictions, reservations and other rights and interests appurtenant to the Leased Properties, (b) any subleases, licenses or other agreements regarding the use or occupancy of all or any portion of any Leased Property, and (c) any guarantee, surety, letter of credit, security deposit or other security provided under the Leases (the “Appurtenant Rights and Interests”), subject to the terms and conditions of the Real Estate Matters Agreement.

2. Assignee hereby accepts such assignment and transfer and assumes, and agrees to pay, perform, observe and discharge promptly when due, all of Assignor’s obligations arising or accruing on or after the Effective Date under the Leases or with respect to the Appurtenant Rights and Interests, subject to the terms and conditions of the Real Estate Matters Agreement.

[SIGNATURE PAGE FOLLOWS]

[16]	Some states and counties may require a statement of the value attributed to the Leased Property covered by each Assignment and Assumption.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption as of the Effective Date.17

SARA LEE CORPORATION, a Maryland corporation [or the applicable Subsidiary]	HANESBRANDS INC., a Maryland corporation [or the applicable Subsidiary]

By:	By:
Name:	Name:
Title:	Title:

STATE OF                         18

COUNTY OF

The attached Assignment and Assumption of Leases was acknowledged before me this      day of             , 2005, by                             ,                              of Sara Lee corporation, a Maryland corporation [or the applicable Subsidiary], on behalf of said corporation.

Notary Public

Print Name:

STATE OF                         19

COUNTY OF

The attached Assignment and Assumption of Leases was acknowledged before me this      day of             , 2005, by                             ,                              of Hanesbrands Inc., a Maryland corporation [or the applicable Subsidiary], on behalf of said corporation.

Notary Public

Print Name:

[17]	The form of Assignment and Assumption should conform to any requirements and formalities for effective execution of recordable instruments under state law, including the number of signatories and witnesses (if any), execution by specific officers of corporations, attestation by a corporate secretary, and the appropriate form of acknowledgement for instruments executed in a different jurisdiction but recorded locally.
[18]	The form of acknowledgement should conform to the requirements applicable in the jurisdiction of the Leased Property.
[19]	The form of acknowledgement should conform to the requirements applicable in the jurisdiction of the Leased Property.